EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

This Certification accompanies the Form 10-QSB/A for the quarterly period ended September 30, 2007, of China Shen Zhou Mining & Resources, Inc.

The undersigned, Xiaojing Yu, Chief Executive Officer, and Steven Jiao, Chief Financial Officer, of China Shen Zhou Mining & Resources, Inc. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Form 10-Q for the quarterly period ended September 30, 2007 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this second day of April 2008.

/s/ Xiaojing Yu
Xiaojing Yu
Chief Executive Officer
(Principal Executive Officer)

/s/ Steven Jiao
Steven Jiao
Chief Financial Officer
(Principal Financial Officer)